EXHIBIT 4.f

                         AMENDMENT AGREEMENT NO. 1 TO
                    TRUST INDENTURE AND SECURITY AGREEMENT

                (FEDERAL EXPRESS CORPORATION TRUST NO. N584FE)

         THIS AMENDMENT AGREEMENT NO. 1 TO TRUST INDENTURE AND SECURITY AGREEMENT (FEDERAL EXPRESS CORPORATION TRUST NO. N584FE) dated September 30, 1997 (this "Amendment") between STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity but solely as Owner Trustee under that certain Trust Agreement (Federal Express Corporation Trust No. N584FE) dated as of May 1, 1997 between Federal Express Corporation as the Initial Owner Participant and said trustee (said trustee, in its capacity as such trustee, being herein called the "Owner Trustee"), and FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association (the "Indenture Trustee").


                             WITNESSETH:

         WHEREAS, the parties hereto and others have entered into the Participation Agreement (Federal Express Corporation Trust No. N584FE) dated as of May 1, 1997 (the "Participation Agreement") for purposes of financing the acquisition of the Aircraft by the Owner Trustee through a public offering of Pass Through Certificates;

         WHEREAS, with the proceeds of such offering, the Pass Through Trustee acquired the Certificates;

         WHEREAS, it has been determined that an error was made in the allocation of indebtedness as between the Indenture and the Trust Indenture and Security Agreement (Federal Express Corporation Trust No. N583FE) dated as of May 1, 1997 between the Owner Trustee and the Indenture Trustee;

         WHEREAS, the parties hereto desire to enter into this Amendment pursuant to Section 13.01(e) of the Indenture to correct the aforementioned error by increasing the aggregate principal amount of the Series C Certificates and to provide accordingly for amendment of each Series of Certificates; and

         WHEREAS, in order to secure the increased principal amount of the Series C Certificates, the Lessee will transfer funds to the Collateral Account.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Owner Trustee and the Indenture Trustee hereby agree as follows:

         Section 1. Defined Terms. Except as otherwise provided herein, all capitalized terms used herein without definition shall have the respective meanings assigned thereto in Schedule II to the Indenture.

         Section 2. Amendment to Indenture. The Indenture is hereby amended by replacing Section 6.06 thereof with the following:

               Section 6.06. Mandatory Sinking Fund Redemption. The Certificates shall be subject to partial redemption, at the aggregate principal amount set forth for the Certificates of the respective Series and Maturity, on a pro rata basis, on each date specified in this Section (a "Sinking Fund Redemption Date") for such payment on the Certificates of such Series and Maturity. The Owner Trustee shall deposit funds sufficient to pay the Sinking Fund Redemption Price with the Indenture Trustee as provided in Section 6.04 hereof. The Indenture Trustee shall pay from the amounts so deposited on each applicable Sinking Fund Redemption Date to the Certificates of each Series in the order of priority set forth in clause "first" of
         Section 5.01 hereof and among the Holders of the Certificates of each Series then Outstanding on a pro rata basis the aggregate principal amount set forth below, together with accrued interest to such Sinking Fund Redemption Date, but without Make-Whole Premium (the "Sinking Fund Redemption Price"):

                               Principal Amount

                                      Series A                 Series B                 Series C
                                  Certificates with        Certificates with       Certificates with
        Sinking Fund                a Maturity of            a Maturity of           a Maturity of
      Redemption Date             January 15, 2018         January 15, 2018         January 15, 2014
----------------------------    ---------------------    ---------------------    --------------------
     February 15, 1998            $                 0      $                 0      $                0
       July 15, 1998                                0                        0                       0
      January 15, 1999                     748,200.00               147,200.00               34,341.00
       July 15, 1999                                0                        0                       0
      January 15, 2000                      62,694.00               280,600.00              710,249.00
       July 15, 2000                       685,573.00                        0                       0
      January 15, 2001                     748,266.00               280,600.00            2,394,497.00
       July 15, 2001                                0                        0                       0
      January 15, 2002                     748,267.00               280,600.00              889,865.00
       July 15, 2002                                0                        0                       0
      January 15, 2003                     748,267.00               280,600.00              617,232.00
       July 15, 2003                                0                        0                       0
      January 15, 2004                     748,266.00               280,600.00            2,035,379.00
       July 15, 2004                                0                        0                       0
      January 15, 2005                     748,267.00               280,600.00              982,650.00
       July 15, 2005                                0                        0                       0
      January 15, 2006                     748,267.00               958,676.00              462,119.00
       July 15, 2006                                0                        0                       0
      January 15, 2007                     748,266.00             1,589,948.00                       0
       July 15, 2007                                0                        0                       0
      January 15, 2008                     748,267.00             1,678,241.00                       0
       July 15, 2008                                0                        0                       0
      January 15, 2009                     748,267.00             1,491,944.00                       0
       July 15, 2009                                0                        0                       0
      January 15, 2010                   1,215,326.00             1,659,673.00                       0
       July 15, 2010                                0                        0                       0
      January 15, 2011                   3,625,596.00                        0                       0
       July 15, 2011                                0                        0                       0
      January 15, 2012                   2,954,535.00                        0                       0
       July 15, 2012                                0                        0                       0
      January 15, 2012                   4,487,940.00                        0                       0
       July 15, 2013                                0                        0                       0
      January 15, 2014                     294,012.00                        0            5,017,668.00
       July 15, 2014                                0                        0
      January 15, 2015                   5,729,487.00                        0
       July 15, 2015                                0                        0
      January 15, 2016                   6,082,306.00                        0
       July 15, 2016                        90,123.00                        0
      January 15, 2017                   3,954,808.00             2,358,964.00
       July 15, 2017                                0               330,505.00
      January 15, 2018                              0             1,717,249.00

         In connection with such amendment the Subordination Agent, on behalf of the Pass Through Trustee, shall submit the Certificates to the Indenture Trustee, on behalf of the Owner Trustee, for attachment to the Series C Certificate of an amended Schedule I and the making of conforming amendments to each Series of Certificates.

         Section 3. Expenses. The Lessee agrees to pay all reasonable costs and expenses incurred by the Owner Trustee, the Indenture Trustee, the Pass Through Trustee and the Subordination Agent in connection with this Amendment.

         Section 4. Indenture. Except as amended hereby, the Indenture shall remain unmodified and in full force and effect and is hereby ratified and confirmed. All the provisions of the Indenture are hereby incorporated by reference in this Amendment, on and as of the date of this Amendment, to the same extent as if fully set forth herein.

         Section 5. Governing Law. THIS AMENDMENT IS BEING DELIVERED IN THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE BUT WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

         Section 6. Counterparts. This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the Owner Trustee and the Indenture Trustee have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

                                     STATE STREET BANK AND TRUST COMPANY
                                     OF CONNECTICUT,
                                     NATIONAL ASSOCIATION
                                     not in its individual capacity
                                     but solely as Owner Trustee


                                     By: ____________________________________
                                         Name:
                                         Title:



                                     FIRST SECURITY BANK,
                                     NATIONAL ASSOCIATION,
                                     as Indenture Trustee


                                     By:_____________________________________
                                        Name:
                                        Title:


ACKNOWLEDGED AND ACCEPTED:

FEDERAL EXPRESS CORPORATION,
as Lessee and Initial Owner Participant


By: ______________________________________
    Name: Robert D. Henning
    Title: Assistant Treasurer and
         Managing Director -
         Structured Finance



FIRST SECURITY BANK, NATIONAL ASSOCIATION, as Pass Through Trustee


By: ______________________________________
    Name:
    Title:



FIRST SECURITY BANK, NATIONAL ASSOCIATION, as Subordination Agent


By: ______________________________________
    Name:
    Title: